Exhibit 99.1


CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of General Communication, Inc., that, to his knowledge, the Annual Report for the General Communication, Inc. Qualified Employee Stock Purchase Plan on Form 11-K for the fiscal year ended December 31, 2002, fully complies with the requirements of
Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects the net assets available for benefits and changes in net assets available for benefits of the Plan. This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 11-K. A signed original of this statement has been provided to General Communication, Inc. and will be retained by General Communication, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


Date:  June 16, 2003                   /s/ Ronald A. Duncan
                                       Ronald A. Duncan
                                       General Communication, Inc.
                                       President
                                       (Chief Executive Officer)

Date:  June 16, 2003                   /s/ John M. Lowber
                                       John M. Lowber
                                       General Communication, Inc.
                                       Secretary & Treasurer
                                       (Principal Financial Officer)